Exhibit 10.22


                     COMPANY TO PHOTRONICS SUPPLY AGREEMENT

         THIS COMPANY TO PHOTRONICS SUPPLY AGREEMENT is made and entered into as of May 5, 2006 (the "Effective Date"), by and between MP Mask Technology Center, LLC, a Delaware limited liability company (the "Company"), and Photronics, Inc., a Connecticut corporation ("Photronics"). The Company and Photronics are hereinafter collectively referred to as the "Parties" and individually as a "Party."

                                    RECITALS

         WHEREAS, pursuant to the Limited Liability Company Operating Agreement of the Company of the same Effective Date herewith (the "Operating Agreement"), by and between Micron Technology, Inc. ("Micron") and Photronics, Micron and Photronics have formed the Company for the purpose of developing, producing and manufacturing photomasks and prototypes for photomasks ("Products");

         WHEREAS, Micron and Photronics have entered into a technology license agreement of the same Effective Date herewith (the "Technology License Agreement"), under which the necessary technology has been licensed to the Company in order for it to fulfill its obligations under this Agreement;

         WHEREAS, Micron and Photronics have entered into a separate supply agreement of the same Effective Date herewith (the "Photronics to Micron Supply Agreement"), which details the terms under which Photronics will supply to Micron the products it has purchased from the Company under this Agreement; and

         WHEREAS, Photronics and the Company desire to enter into this Agreement so that Photronics may purchase the products manufactured by the Company;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, the Parties hereby agree as follows:


1. DEFINITIONS; INTERPRETATION

         For purposes of this Agreement, the definitions set forth in this
Section 1 shall apply to the respective capitalized terms. All capitalized terms not defined herein shall have the meaning set forth in the Operating Agreement.

         1.1 "Company Location" shall mean the Company's photomask production facility located at [****].

         1.2 "Cost" shall have the meaning set forth in Schedule 5.1

         1.3 "Dead-on-Arrival" shall mean any Products that are discovered to contain a Material Defect within thirty (30) calendar days after receipt of shipment of the Product.

         1.4 "Entity" means a corporation, partnership, limited liability company, unincorporated organization, business association, firm, joint venture or other legal entity.


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         1.5 "Fiscal Month" shall mean a fiscal month of Micron.

         1.6 "Fiscal Quarter" shall mean a fiscal quarter of Micron.

         1.7 "Loading Requirement" shall have the meaning defined in the Photronics to Micron Supply Agreement.

         1.8 "Material Defect" shall mean any malfunction, error or other defect in a Product that constitutes a material nonconformity with the Specifications for such Product under conditions of normal and proper use.

         1.9 "Micron Supply Agreement" shall mean the Company to Micron Supply Agreement of the same Effective Date herewith, by and between Micron and the Company.

         1.10 "Micron's Specifications" shall mean the specifications provided by Micron for each Product in accordance with Micron's photomask ordering procedures and node requirements.

         1.11 "Product" or "Products" means photomasks and photomask prototypes that are to be manufactured by the Company or Photronics in accordance with Micron's Specifications and requirements or in accordance with a Photronics' customer's specifications and requirements, as applicable.

         1.12 "Purchase Order" shall mean a written purchase order that is delivered to the Company in accordance with Section 3.2.

         1.13 "Qualified" shall have the meaning set forth in the Technology License Agreement.

         1.14 "Specifications" shall mean the specifications provided by Photronics to the Company for each Product in accordance with Photronics' photomask ordering procedures and node requirements.

         1.15 "Technology License Agreement" shall mean the Technology License Agreement of the same effective date herewith, by and among Micron, Photronics and the Company.

2. PURCHASES; MANUFACTURE AND SUPPLY; FORECASTS

         2.1 Photronics Purchases. Photronics shall purchase Products from the Company in accordance with the terms and conditions of this Agreement. Subject to the terms of this Agreement and the Operating Agreement, Photronics may subcontract to the Company the manufacture of Product for which it has received purchase orders (x) from Micron pursuant to the Photronics to Micron Supply Agreement and (y) from other customers of Photronics, and will purchase Product manufactured by the Company at the purchase price set forth in Section 5.1.

         2.2 Company Manufacture and Supply of Product; Micron Purchases. Except as set forth in this paragraph, the Photronics to Micron Supply Agreement and the Micron Supply Agreement, the Company shall sell Product to Photronics for resale to Micron and other customers of Photronics and shall not sell Products manufactured by the


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Company directly to Micron. In addition, in the event Photronics is (i) in default of any of its material obligations under any of the Transaction Documents, or (ii) unable, unwilling or otherwise fails, for any or no reason, to become or remain Qualified with respect to any Product, then notwithstanding any other provision herein or in the Photronics to Micron Supply Agreement, Micron may purchase Products directly from the Company, at the Company's actual documented cost and in accordance with the terms of this Agreement, until Photronics (a) cures any default hereunder or (b) demonstrates, to Micron's reasonable satisfaction, that it can and does meet Micron's specified qualification requirements with respect to Products, as applicable.

         2.3 Forecasts. [****].

         2.4 Capacity Commitment. [****].

3. PURCHASE ORDERS

         3.1 Purchase Orders. Photronics shall purchase Products from the Company by issuing a Purchase Order or a release to a blanket Purchase Order that references this Agreement. Photronics and the Company agree that a Purchase Order sent to the Company by confirmed facsimile or electronic transmission shall constitute a writing for all legal purposes. All Purchase Orders submitted to the Company shall be governed by the terms of this Agreement. Nothing contained in any Purchase Order or the Parties' other documents of purchase or sale shall in any way modify the terms of purchase or add any additional terms or conditions except as specifically agreed in writing by the parties.

         3.2 Acknowledgment of Purchase Orders. The Company shall notify Photronics of the receipt and acceptance of a Purchase Order and of the accepted delivery date for accepted orders within two (2) business days after receipt of the Purchase Order and any Purchase Order not specifically rejected in writing by the Company during such period shall be deemed accepted hereunder. The Company may not reject a Purchase Order or release issued in compliance with this Agreement and seeking delivery of Products within Forecasted amounts and established lead times.

         3.3 Revision of Purchase Orders. Photronics shall have the right, without charge, to issue change orders to Purchase Orders by providing written notice to the Company prior to the beginning of the production of the Product impacted by such change order. The Company shall use all commercially reasonable efforts to accommodate Photronics' revised Purchase Order in accordance with the Company's lead times in effect at the time the Purchase Order change is requested.

         3.4 Cancellations. [****].

         3.5 Reschedules. Photronics may reschedule the delivery of any Purchase Order or portion thereof for Products, without charge upon notice to the Company.

4. SHIPPING; DELIVERY; ACCEPTANCE

         4.1 Packaging Requirements. All shipments shall be in packaging that complies with the Specifications and, if applicable, Micron's packaging requirements. In addition, all


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shipments shall be accompanied by a detailed packing list which will reference the Products, Purchase Order number, and the quantity in each shipment covered by the packing list.

         4.2 Shipping. The Company shall ensure that Product orders are delivered on the applicable delivery date(s). Orders will be shipped to the delivery address set forth in the applicable Purchase Order.

         4.3 Delivery. The Company's liability for delivery shall cease and title and all risk of loss or damage shall transfer to Photronics when the Product is delivered to Photronics' or its customer's designated receiving facility, as specified in the Purchase Order. Photronics or its customer shall be the importer of record and pay all related duties, fees and charges. The Company shall immediately notify Photronics in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. No shipment will be deemed complete until all ordered units have been delivered.

         4.4 Dead on Arrival. In the event that any Product is found by Photronics or Micron to be Dead-on-Arrival, the Company shall use reasonable efforts consistent with the Company's practices to ship, at the Company's sole expense, a replacement Product to the site designated by Photronics or Micron within fourteen (14) business days of receipt of notice from Photronics or Micron and Photronics or Micron shall return the Dead-on-Arrival Product in accordance with the Product return procedures described under Section 6.2.

5. PRICE; PAYMENTS; TAXES; AUDIT

         5.1 Purchase Price for Products. The purchase price for each Product purchased by Photronics from the Company shall be the Company's cost of the Product as set forth in Schedule 5.1.

         5.2 Payments Terms. The Company shall provide an invoice to Photronics with an estimated price upon the shipment of Product hereunder. Each such invoice shall specify the Purchase Order for each Product and the estimated price per photomask. After each Fiscal Month end, the Company shall provide Photronics with a final invoice and Photronics' payment obligation shall be calculated from the date of Photronics' receipt of such invoice. Unless otherwise agreed by the Parties, payments for Product delivered in accordance with Section 4, and any other payments required hereunder, shall be made within thirty (30) days after the receipt of the final invoice. Payment does not constitute acceptance. In no event shall the Company deliver an invoice before shipping the Products to which such invoice relates. All amounts payable by Photronics to the Company shall be paid in U.S. Dollars.

         5.3 Taxes. All amounts payable for Product sold by the Company to Photronics hereunder are exclusive of any taxes. Photronics shall be responsible for and shall pay any applicable sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of Products and arising from purchases made by Photronics under this Agreement, excluding any taxes based on the Company's income. All such taxes shall be determined based upon the final shipment designation of the items identified on the invoice.

         5.4 Audit of Books and Records. Upon Photronics' request from time to time (not to exceed two (2) times per year), Photronics shall have the right to perform an audit of


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the Company's books and records to verify its compliance with the terms and conditions of this Agreement. In the event an audit reveals an overpayment by Photronics, the Company shall immediately issue a refund to Photronics for any such overpayment. Any audit performed hereunder shall be performed in a manner that ensures compliance with all applicable Laws and confidentiality requirements.

         5.5 Inspection of Company Location. Upon Photronics' reasonable request from time to time, Photronics shall have the right to perform a reasonable inspection of the Company's Location, as necessary to verify that the facility meets Micron's Specifications and requirements. In the event an inspection of the Company's Location reveals any deficiency in meeting Micron's Specifications and requirements, the Company shall promptly take action to remedy such deficiency.

6. WARRANTIES

         6.1 Company Product Warranty. [****]. This warranty does not apply to any Product failures resulting from any misuse, abuse, neglect, alteration, modification, improper installation of or repairs to the Product by anyone other than the Company.

         6.2 Remedies. In the event that Photronics or Micron notifies the Company during the applicable Warranty Period that any Product does not conform to the warranty provisions set forth in Section 6.1, the Company shall, at its option, (a) replace such defective Product at no cost to Photronics or Micron, as applicable, in accordance with the Company's Product return material authorization procedures within ten (10) days of the Company's receipt of the defective Product, (b) repair such defective Product at no cost to Photronics or Micron, as applicable, or (c) provide a refund of any amounts paid by Photronics or Micron, as applicable, for such defective Product. The Company shall bear all packing, transportation, insurance and other costs incurred in connection with the replacement or repair of defective Products. Except for resulting personal injury or property damage, this paragraph states the exclusive remedy of Photronics for failure of any Product to conform to the warranty provisions set forth in Section 6.1.

         6.3 No Warranty Pass Through. Photronics shall have the right to make Product warranties to its customers consistent with the Product warranty made by the Company under this Agreement. Photronics hereby indemnifies and holds the Company harmless from and against any liabilities, losses, damages, costs and expenses, including attorneys' fees and costs, incurred by the Company resulting from any claims based on or related to any representation or warranty made by Photronics regarding the Products that is inconsistent with the warranty made by the Company hereunder.

         6.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.


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7. CONFIDENTIAL INFORMATION

         7.1 Protection and Use of Confidential Information. All information provided, disclosed or obtained in connection with this Agreement or the performance of either of the Parties' activities under this Agreement shall be subject to all applicable provisions of the Nondisclosure Agreement. Furthermore, the terms and conditions of this Agreement shall be considered "Confidential Information" under the Nondisclosure Agreement for which each Party is considered a "Receiving Party" under such agreement. To the extent there is a conflict between this Agreement and the Nondisclosure Agreement, the terms of this Agreement shall control. For purposes of this Section 7.1 only, Micron shall be considered a "Party." If the Nondisclosure Agreement is terminated or expires and is not replaced, such Nondisclosure Agreement shall continue with respect to confidential information provided in connection with this Agreement, notwithstanding such expiration or termination, for the duration of the Initial Term and any and all extension periods or until a new nondisclosure agreement is entered into between the Parties.

8. LIMITATION OF LIABILITY. [****], IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY CLAIMING THROUGH OR UNDER EACH SUCH PARTY, FOR ANY LOST PROFITS, LOST DATA, EQUIPMENT DOWNTIME, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT OR TORT, BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF EACH SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [****]. Each Party acknowledges that the foregoing limitations are an essential element of the Agreement between the Parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different. Each Party shall have a duty to mitigate any damages hereunder in accordance with applicable law.

9. TERM AND TERMINATION

         9.1 Term. This Agreement will be effective as of the Effective Date, and shall remain in force for ten (10) years (the "Initial Term").

         9.2 Termination for Breach. The Company may terminate this Agreement in the event that Photronics materially breaches any of the provisions of this Agreement or the Photronics to Micron Supply Agreement and does not cure such material breach within ninety (90) days following receipt of notice of such breach. Provided that if the breach is capable of being cured and the breaching Party has worked diligently and in good faith since the receipt of the notice to cure such breach, the cure period will be extended for an additional thirty (30) days.

         9.3 Cross-Termination. Unless otherwise expressly agreed in writing by the parties, this Agreement shall automatically terminate upon the dissolution of the Company or the termination of the Operating Agreement or the Photronics to Micron Supply Agreement.


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         9.4 Effect of Termination.

             9.4.1 Continuing Liability. The termination of this Agreement for any reason shall not release either party from any liability, obligation or agreement which has already accrued at the time of termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law or otherwise, or which may arise out of or in connection with such termination.

             9.4.2 Outstanding Purchase Order Fulfillment. The Company shall complete all Purchase Orders that have been previously accepted by the Company and not specifically cancelled upon termination by Photronics or Micron and shall accept and fulfill any Purchase Orders issued by Photronics or Micron for a period of [****] after termination of this Agreement, provided that the reason for termination was not a failure by Photronics to pay amounts previously due to the Company under this Agreement.

             9.4.3 Payment Obligation. Photronics shall pay for all Products previously delivered by the Company and all Products subsequently delivered by the Company pursuant to the Purchase Orders referred to in Section 9.4.2.

         9.5 Survival. The provisions of Sections 5.3, 6, 7, 8, 9.4, 9.5 and 10 shall survive any termination of this Agreement.

10. MISCELLANEOUS TERMS

         10.1 Amendments. This Agreement may not be amended without the prior written consent of both parties.

         10.2 No Waiver. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and is duly executed by the party against whom the waiver is to be enforced. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

         10.3 Notices and Other Communications. All notices required or permitted under this Agreement shall reference this Agreement and will be deemed given: (a) when sent by confirmed facsimile; (b) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:


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                  If to the Company:

                  MP Mask Technology Center, LLC
                  3851 East Columbia Road
                  Boise, Idaho 83716
                  Attention:  General Manager
                  Facsimile:  (208) 363-5099

                  If to Photronics:

                  Photronics, Inc.
                  15 Secor Road
                  Brookfield, CT 06804
                  Attention: Edwin L. Lewis, Senior Vice President and General
                             Counsel
                  Facsimile:  (203) 775-5601

                  and

                  Photronics, Inc.
                  15 Secor Road
                  Brookfield, CT 06804
                  Attention: Sean Smith, Senior Vice President and Chief
                             Financial Officer
                  Facsimile:  (203) 775-5601

or to such other address or facsimile number as a Party may have specified to the other Parties in writing delivered in accordance with this Section 10.3.

         10.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

         10.5 Construction; Interpretation.

             10.5.1 Certain Terms. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limited and means "including without limitation."

             10.5.2 Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

             10.5.3 Reference to Persons, Agreements, Statutes. Unless otherwise expressly provided herein, (i) references to a Person include its successors and permitted assigns, (ii) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (iii) references to any statute or regulation


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are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

             10.5.4 Presumptions. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         10.6 Rights and Remedies Cumulative. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any Party at law, in equity or otherwise.

         10.7 No Assignment; Binding Effect. Except as otherwise expressly provided in this Agreement, neither Party may assign, delegate or otherwise transfer any of its rights or obligations hereunder to any third party, whether by assignment, transfer, Change in Control, or other means, without the prior written consent of the other Party; provided, however, that this Agreement may be assigned in connection with a Permitted Photronics Change of Control if Micron does not elect to exercise its purchase rights pursuant to Section 7.4.2 of the Operating Agreement. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties, their heirs, executors, administrators, and successors.

         10.8 Relationship of the Parties. In the exercise of their respective rights and the performance of their respective obligations hereunder the Parties are, and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party hereto to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party to this Agreement.

         10.9 Severability. If any provision in this Agreement will be found or be held to be invalid or unenforceable, then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any party. In such event, the Parties will use their respective best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

         10.10 Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

         10.11 Force Majeure. Neither Party shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impractical due to causes beyond its reasonable control, including acts of God, war, fire, earthquake, and acts of civil


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or military authority. Force majeure events shall not include delays in transportation, shortages of material or delays by subcontractors or suppliers, unless such delay by a subcontractor or a supplier was caused by an event that would qualify as a force majeure event under this Section 10.11. Under no circumstances shall economic considerations or economic impossibilities or inefficiencies delay performance or be considered a force majeure. The time for performance of any such obligation shall be extended for the time period lost by reason of the delay.

         10.12 Dispute Resolution. The parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), shall be resolved in accordance with the dispute resolution procedures set forth in Section 11.3 of the Operating Agreement.

         10.13 Entire Agreement. This Agreement, together with the other documents, exhibits and schedules referred to herein and therein, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and supersede any and all prior oral and written, and all contemporaneous oral, agreements or understandings pertaining thereto. There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter between the parties other than those set forth herein and in the other documents, exhibits and schedules referred to herein and therein.

         10.14 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and the Parties do not intend to confer third party beneficiary rights upon any other Entity or person. Notwithstanding the foregoing, Micron shall be deemed a third party beneficiary to the extent it purchases Product directly from the Company pursuant to Section
2.2 and shall have the right to directly enforce the obligations of the Company set forth in Sections 2.2, 4, 6 and 9.4.2 against the Company.



                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the Parties hereto have duly executed this
Agreement as of the day and year first above written.


                                        Photronics, Inc.

                                        By:
                                             -----------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                              ----------------------------------


                                        MP Mask Technology Center, LLC


                                        By:
                                             -----------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                              ----------------------------------



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                                  SCHEDULE 5.1

                                  PRODUCT COST



                                     [****]








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Securities and Exchange Commission.